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BROCKER Technology Group

BROCKER ACQUIRES SELECTED ASSETS OF PROGRESSIVE SYSTEMS LIMITED

Auckland, NZ - March 16, 2000. Brocker Technology Group Ltd. (TSE: BKI, http://www.brockergroup.com) ("Brocker") is pleased to announce that the company will purchase selected assets of Progressive Systems Limited ("Progressive"), a Lotus Premium Partner, based in Wellington, the capital city of New Zealand.

Brocker will retain employees who are trained Lotus Consultants and purchase valuable assets including modern computer equipment, customer records and a range of intellectual property software and source code. The business will be immediately merged into the Brocker Professional Services business in Wellington, New Zealand. The transaction has clearly positioned Brocker as the largest, dedicated Lotus Premium Partner in New Zealand. Progressive has been established for 12 years and offers Brocker new access to enterprise and government customers.

The Sale and Purchase Agreement is based on an earn-out period of 12 months. The incremental customers and specified projects are expected to deliver revenue of CAN$710,000 for which the maximum purchase price to Brocker is CAN$177,500 (a maximum purchase price at 25% of revenues for the 12 month period).

Stephen Hassall, Group General Manager Brocker Professional Services, explains "We are pleased with the talented people that are being retained and added to the Professional Services area. The company is working with new customers on significant business projects and will have greater growth capacity within the Brocker Professional Services division having the business infrastructure already in place. Brocker prudently continues to acquire businesses which integrate efficiently with our existing operations."

For more information please contact:
Nigel Murphy
Marketing Communications Manager
Brocker Technology Group Ltd
Email nmurphy@brockergroup.com

Brocker Technology Group Ltd is an investor, manager and innovator in the technology and telecommunications industries of New Zealand and Australia. Brocker is a public company listed on the Toronto Stock Exchange.

Note: The Toronto Stock Exchange has neither approved nor disapproved the information contained herein.

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Disclaimer: This transmission was intended only for the party or parties to whom it was directed. If you have received the transmission in error or by other means, it must be destroyed and by no means circulated, copied or otherwise duplicated without the express permission of its author(s). Nothing in the contents transmitted should be construed as an investment advisory, nor should it be used to make investment decisions. There is no express or implied solicitation to buy or sell securities. The author(s) may have positions in the stocks or financial relationships with the company discussed and may trade in the stocks mentioned. Readers are advised to conduct their own due diligence prior to considering buying or selling any stock. All information should be considered for information purposes only. No stock exchange has approved or disapproved of the information contained herein. Disclosure Statement: Brocker Technology Group ("BKI") has retained and compensated the public relations firm Mindshare Communications Inc. for the purpose of raising the profile and
awareness  of  BKI,  including:  email  distribution,   media/public  relations,
investor   relations,   analyst  relations,   and  market  research.   Mindshare
Communications did not receive any other compensation, of any kind, for these services.


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[LOGO]

BROCKER Technology Group

Brocker is rapidly developing intellectual property in the areas of ecommerce and knowledge management, to take advantage of the internet-enabled world.

For more information please contact:
Nigel Murphy
Marketing Communications Manager
Brocker Technology Group Ltd
Email nmurphy@brockergroup.com

Brocker Technology Group Ltd is an investor, manager and innovator in the technology and telecommunications industries of New Zealand and Australia. Brocker is a public company listed on the Toronto Stock Exchange.

Note: The Toronto Stock Exchange has neither approved nor disapproved the information contained herein.

                                       ###

Disclaimer: This transmission was intended only for the party or parties to whom it was directed. If you have received the transmission in error or by other means, it must be destroyed and by no means circulated, copied or otherwise duplicated without the express permission of its author(s). Nothing in the contents transmitted should be construed as an investment advisory, nor should it be used to make investment decisions. There is no express or implied solicitation to buy or sell securities. The author(s) may have positions in the stocks or financial relationships with the company discussed and may trade in the stocks mentioned. Readers are advised to conduct their own due diligence prior to considering buying or selling any stock. All information should be considered for information purposes only. No stock exchange has approved or disapproved of the information contained herein. Disclosure Statement: Brocker Technology Group ("BKI") has retained and compensated the public relations firm Mindshare Communications Inc. for the purpose of raising the profile and
awareness  of  BKI,  including:  email  distribution,   media/public  relations,
investor relations, analyst relations, and market research. Mindshare Communications did not receive any other compensation, of any kind, for these services.